UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2008

CORTEX PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16467	33-0303583
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15241 Barranca Parkway, Irvine, California		92618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 727-3157

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting of the Compensation Committee of the board of directors of the Company held on May 14, 2008, the Committee approved the offer to certain employees, including, without limitation, James H. Coleman and Maria S. Messinger, of the right to receive shares of the Company’s common stock in exchange for the cancellation of accrued paid time off in excess of fifty (50) days as of the end of May 2008, based on the employee’s current rate of compensation per day. The offer was accepted by Mr. Coleman and Ms. Messinger and the exchange took place on May 30, 2008 based on the closing price per share of the Company’s common stock on the American Stock Exchange of $0.78 on such date and rounded to the nearest whole share. In connection with the transaction, Mr. Coleman and Ms. Messinger received 7,005 and 19,064 shares of the Company’s common stock, respectively. The shares of the Company’s common stock were issued under the Company’s 2006 Stock Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2008		CORTEX PHARMACEUTICALS, INC.

	By:	/s/ Maria S. Messinger
Maria S. Messinger
Vice President, Chief Financial Officer, and Corporate Secretary